EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTNG FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-87008, 333-21895 and 333-100511) of Schnitzer Steel Industries, Inc. of our report dated January 27, 2006 relating to the financial statements of THS Recycling LLC, dba., Hawaii Metal recycling Company, which appears in the Current Report on Form 8-K/A of Schnitzer Steel Industries, Inc., dated July 7, 2006.

/s/ Gomez & Nishimura
Gomez & Nishimura, CPA's
Certified Public Accountants

July 7, 2006